                                                                     EXHIBIT 4.2

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY, OR BY ANY SUCH NOMINEE OF THE DEPOSITORY, OR BY THE DEPOSITORY OR NOMINEE OF SUCH SUCCESSOR DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN
SECTION 2.17 OF THE INDENTURE.

                                                                      CUSIP No.:


                              DEL MONTE CORPORATION

                SERIES B 9-1/4% SENIOR SUBORDINATED NOTE DUE 2011

No.                                                                           $

        DEL MONTE CORPORATION, a New York corporation (the "Company," which term includes any successor entity), for value received promises to pay to __________ or registered assigns, the principal sum of ______________ Dollars, on May 15, 2011.

        Interest Payment Dates: May 15 and November 15,
        Record Dates: April 30 and October 31

        Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

        IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

                                            DEL MONTE CORPORATION



                                            By:
                                                --------------------------------
                                                Name:
                                                Title:

                                            By:
                                                --------------------------------
                                                Name:
                                                Title:


Dated:

Certificate of Authentication

        This is one of the Series B 9-1/4% Senior Subordinated Notes due 2011 referred to in the within-mentioned Indenture.

                                       BANKERS TRUST COMPANY,
                                       as Trustee

                                       By:
                                           -------------------------------------
                                           Authorized Signatory

                              (REVERSE OF SECURITY)


                SERIES B 9-1/4% SENIOR SUBORDINATED NOTE DUE 2011

        1. Interest. DEL MONTE CORPORATION, a New York corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from May 15, 2001. The Company will pay interest semi-annually in arrears in cash on each Interest Payment Date, commencing November 15, 2001. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

        The Company shall pay interest on overdue principal and on overdue installments of interest from time to time on demand at the rate borne by the Notes plus 2% per annum and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

        2. Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by its check payable in such U.S. Legal Tender, or, at the Company's option, by wire transfer to an account maintained by the payee with a bank located in the United States. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

        3. Paying Agent and Registrar. Initially, the Trustee will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.

        4. Indenture and Guarantee. The Company issued the Notes under an Indenture, dated as of May 15, 2001 (as amended and supplemented from time to time, the "Indenture"), among the Company, Del Monte Foods Company ("Holdings") and Bankers Trust Company, as Trustee (the "Trustee," which term includes any successor Trustee under the Indenture). This Note is one of a duly authorized issue of securities of the Company designated as its Series B 9-1/4% Senior Subordinated Notes due 2011 (the "Initial Notes"). The Initial Notes are limited in aggregate principal amount to $300,000,000. Subject to compliance with the covenants in the Indenture and to applicable law, the Company may issue additional securities (the "Additional Notes") under the Indenture. The Notes include the Initial Notes and the Additional Notes. The Initial Notes and Additional Notes are treated as a single class of securities under the Indenture. Terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and said Act for a statement of such terms, including the respective rights, duties and immunities thereunder of the Company, the Guarantor, the Trustee and the Holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered. The Notes are general unsecured obligations of the Company. Payment on each Note is guaranteed on a senior subordinated basis by Holdings pursuant to Article Eleven of the Indenture.

        5. Subordination. The Notes are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full in cash or Cash Equivalents of all Senior Debt of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. Each Holder by his acceptance hereof agrees to be bound by such provisions and authorizes and expressly directs the Trustee and the Paying Agent, on his behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee his attorney-in-fact for such purposes.

        6. Redemption.

        (a) Optional Redemption. The Notes will be redeemable, at the Company's option, in whole at any time or in part from time to time, on and after May 15, 2006, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount of the Notes to be redeemed) if redeemed during the twelve-month period commencing on May 15 of the years set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption, except that installments of interest which are due and payable on dates falling on or prior to the applicable redemption date will be payable to the persons who were the Holders of record at the close of business on the relevant record dates.

Year                                                            Percentage
----                                                            ----------
2006......................................................      104.625%
2007......................................................      103.083%
2008......................................................      101.542%
2009 and thereafter.......................................      100.000%

        (b) Optional Redemption Upon Equity Offerings. At any time, or from time to time, on or prior to May 15, 2004, the Company may, at its option, use the net cash proceeds (but only to the extent such proceeds consist of cash or Cash Equivalents, as such terms are defined in the Indenture) of one or more Equity Offerings (as defined in the Indenture) to redeem Notes in an aggregate principal amount equal to up to 35% of the aggregate principal amount of Notes (including any Additional Notes) originally issued at a redemption price equal to 109.250% of the principal amount of the Notes to be redeemed plus accrued interest thereon, if any, to the date of redemption, except that installments of interest which are due and payable on dates falling on or prior to the applicable redemption date will be payable to the persons who were the Holders of record at the close of business on the relevant record dates; provided that Notes in aggregate principal amount equal to at least 65% of the principal amount of Notes (excluding any Additional Notes) originally issued remains outstanding immediately after any such redemption.

        In order to effect the foregoing redemption with the proceeds of any Equity Offering, the Company shall make such redemption not more than 120 days after the consummation of any such Equity Offering.

        (c) Optional Redemption Upon Change of Control. At any time, on or prior to May 15, 2006, the Company may, at its option, redeem the Notes, in whole, upon the occurrence of a Change of Control (as defined in the Indenture), upon not less than 30 nor more than 60 days prior notice (but in no event more than 90 days after the occurrence of such Change of Control) mailed by first-class mail to each Holder's registered address, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus the Applicable Premium (as defined below) as of, and accrued and unpaid interest, if any, to the date of redemption (the "Change of Control Redemption Date"), except that installments of interest which are due and payable on dates falling on or prior to the applicable redemption date will be payable to the persons who were the Holders of record at the close of business on the relevant record dates.

        "Applicable Premium" means, with respect to a Note at any Change of Control Redemption Date, the greater of (i) 1.0% of the principal amount of such Note and (ii) the excess of (A) the present value at such time of (1) the redemption price of such Note at May 15, 2006, determined in accordance with Paragraph 6(a) above, plus (2) all required interest payments due on such Note through May 15, 2006, computed using a discount rate equal to the Treasury Rate plus .5% per annum, over (B) the principal amount of such Note.

        "Treasury Rate" means the yield to maturity at the time of computation of U.S. Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Release H.15 (519) which has become publicly available at least two Business Days prior to the Change of Control Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) closest to the period from the Change of Control Redemption Date to May 15, 2006; provided, however, that if the period from the Change of Control Redemption Date to May 15, 2006, is not equal to the constant maturity of a U.S. Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of one year) from the weekly average yields of U.S. Treasury securities for which such yields are given, except that if the period from the Change of Control Redemption Date to May 15, 2006, is less than one year, the weekly average yield on actually traded U.S. Treasury securities adjusted to a constant maturity of one year shall be used.

        7. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address. Notes in denominations larger than $1,000 may be redeemed in part.

        Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such Redemption Price plus accrued and unpaid interest, if any, the Notes called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued and unpaid interest, if any.

        8. Offers to Purchase. Sections 4.15 and 4.16 of the Indenture provide that, after certain Asset Sales (as defined in the Indenture) and upon the occurrence of a Change of Control (as defined in the Indenture), and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

        9. Denominations; Transfer; Exchange. The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption.

        10. Persons Deemed Owners. The registered Holder of a Note shall be treated as the owner of it for all purposes.

        11. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

        12. Discharge Prior to Redemption or Maturity. If the Company at any time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but excluding its obligation to pay the principal of and interest on the Notes).

        13. Amendment; Supplement; Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, or comply with Article Five or Six of the Indenture or make any other change that does not adversely affect in any material respect the rights of any Holder of a Note.

        14. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of its Capital Stock or certain Indebtedness, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Subsidiaries, merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. The Company and Holdings must annually report to the Trustee on compliance with such limitations.

        15. Successors. When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, the predecessor will be released from those obligations.

        16. Defaults and Remedies. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interest.

        17. Trustee Dealings with Company. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

        18. No Recourse Against Others. No stockholder, director, officer, employee or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

        19. Authentication. This Note shall not be valid until the Trustee or an Authenticating Agent manually signs the certificate of authentication on this Note.

        20. Governing Law. The Laws of the State of New York shall govern this Note and the Indenture, without regard to principles of conflict of laws.

        21. Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and UIGIMIA (= Uniform Gifts to Minors Act).

        22. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

        23. Indenture. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

        The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture, which has the text of this Note in larger type. Requests may be made to: Vice President, Legal Affairs and Secretary, Del Monte Corporation, One Market Street @ The Landmark, San Francisco, California 94105.

                [FORM OF NOTATION ON NOTE RELATING TO GUARANTEE]

                                    GUARANTEE

        Del Monte Foods Company ("Holdings") has unconditionally guaranteed on a senior subordinated basis (such guarantee by Holdings being referred to herein as the "Guarantee") (i) the due and punctual payment of the principal of and interest on the Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and interest, if any, on the Notes, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms set forth in Article Eleven of the Indenture and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

        The obligations of Holdings to the Holders of Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly subordinated in right of payment to the prior payment in full of all Guarantor Senior Debt (as defined in the Indenture) of Holdings, to the extent and in the manner provided, in Articles Eleven and Twelve of the Indenture, and reference is hereby made to such Indenture for the precise terms of the Guarantee therein made.

        No stockholder, officer, director or incorporator, as such, past, present or future, of Holdings shall have any liability under the Guarantee by reason of his or its status as such stockholder, officer, director or incorporator.

        The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Notes upon which the Guarantee is noted shall have been executed by the Trustee or an Authenticating Agent under the Indenture by the manual signature of one of its authorized officers.

                                            DEL MONTE FOODS COMPANY



                                            By:
                                                --------------------------------
                                                Name:



                                            By:
                                                --------------------------------
                                                Name:

                                 ASSIGNMENT FORM

        If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                  (Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint __________, agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:                                       Signed:
      --------------------------------              ----------------------------
                                                     (Sign exactly as your name
                                                      appears on the other side
                                                      of this Note)

Signature Guarantee:
                     ------------------

                      [OPTION OF HOLDER TO ELECT PURCHASE]


        If you want to elect to have this Note purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, check the appropriate box:

               Section 4.15 [   ]
               Section 4.16 [   ]

        If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, state the amount you elect to have purchased:

$
  --------------------------------

Dated:
       ---------------------------      ----------------------------------------
                                                   NOTICE: The signature on this
                                                   assignment must correspond
                                                   with the name as it appears
                                                   upon the face of the within
                                                   Note in every particular
                                                   without alteration or
                                                   enlargement or any change
                                                   whatsoever and be guaranteed
                                                   by the endorser's bank or
                                                   broker.

Signature Guarantee:
                     --------------------